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                                                                       EXHIBIT 5

MORGAN, LEWIS & BOCKIUS LLP
COUNSELORS AT LAW
2000 ONE LOGAN SQUARE
PHILADELPHIA, PENNSYLVANIA 19103-6993
TELEPHONE:  (215) 963-5000
FAX:  (215) 963-5299

September 23, 1996


CompuCom Systems, Inc.
10100 N. Central Expressway
Dallas, TX 75231

Re: REGISTRATION STATEMENT ON FORM S-3 RELATING TO 387,597 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF $3,000,000 SUBORDINATED CONVERTIBLE NOTE, DATED OCTOBER 31, 1995
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Dear Sir or Madam:

We have acted as counsel to CompuCom Systems, Inc., a Delaware corporation (the "Company"), in connection with the Company's preparation of the subject registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the public offering of up to 387,597 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), which shares are issuable upon conversion of a $3,000,000 Subordinated Convertible Note (the "Note"), dated October 31, 1995.

We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. In our examination we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. We also have assumed that the Note will be converted in accordance with the provisions of the Note.

In our opinion, the shares of Common Stock issuable upon conversion of the Note will be, when issued in accordance with the terms of the Note, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP


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